EXHIBIT 13.1

           Annual Report to security holders for 2005 on Form 10-KSB


                           ONSCREEN TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

                           OnScreen Technologies, Inc.


                                    Contents


                                                                      Page
                                                                 ---------------
Report of Independent Registered Public Accounting Firm               F-2

Balance Sheet                                                         F-3

Statements of Operations                                              F-4

Statement of Changes in Stockholders' Equity (Deficit)                F-5

Statements of Cash Flows                                              F-7

Notes to Financial Statements                                         F-9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of:
Onscreen Technologies, Inc.:

We have audited the accompanying balance sheet of Onscreen Technologies, Inc. as of December 31, 2005, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position Onscreen Technologies, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss of $8,482,125 and cash used in operations of $5,618,383 in 2005 and an accumulated deficit of $28,457,694, stockholders' deficit of $3,443,854 and working capital deficit of $4,118,865 at December 31, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 13, 2006

                           ONSCREEN TECHNOLOGIES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2005

                                     ASSETS

 CURRENT ASSETS
 Cash and cash equivalents                                                              $          727,141
 Accounts receivable, net                                                                           18,226
 Inventory                                                                                         552,648
 Prepaid expenses and other                                                                        150,682
                                                                                           ----------------
 TOTAL CURRENT ASSETS                                                                            1,448,697
                                                                                           ----------------

 PROPERTY AND EQUIPMENT, NET                                                                       254,757
                                                                                           ----------------

 OTHER ASSETS
 Restricted Marketable securities available-for-sale                                                27,181
 Technology rights, net                                                                            371,667
 Patent Costs                                                                                      429,096
 Deposits and other                                                                                 97,087
                                                                                           ----------------
 TOTAL OTHER ASSETS                                                                                925,031
                                                                                           ----------------
 TOTAL ASSETS                                                                          $         2,628,485
                                                                                           ================
                        LIABILITIES AND STOCKHOLDERS' DEFICIT
 CURRENT LIABILITIES
 Accounts payable                                                                       $          268,710
 Preferred stock dividends payable                                                                 162,857
 Accrued expenses                                                                                  337,915
 Accrued compensation                                                                              115,310
 Convertible notes payable, related parties, net of discounts of $7,535                            192,465
 Convertible notes payable, net of discounts of $309,695                                         4,490,305
                                                                                           ----------------
 TOTAL CURRENT LIABILITIES                                                                       5,567,562
 Accrued expenses payable with common stock                                                        504,777
                                                                                           ----------------
 TOTAL LIABILITIES                                                                               6,072,339
                                                                                           ----------------

COMMITMENTS AND CONTINGENCIES (NOTE 6)
 STOCKHOLDERS' DEFICIT
 Preferred stock, par value $0.001; 10,000,000 shares authorized
      Convertible Series A, preferred stock, 5,000,000 shares authorized,
          3,110,580 shares issued and 1,885,718 shares outstanding at December 31, 2005;
          liquidation preference of $1,885,718 at December 31, 2005                                  1,886
      Convertible Series B preferred stock, 30,000 shares authorized, 28,568 shares
           issued and no shares outstanding                                                             -
           liquidation preference of $240 per share
 Common stock, par value $0.001; 150,000,000 shares authorized,
     70,277,219 shares issued and outstanding at December 31, 2005                                  70,277
 Common stock issuable, at par value, (150,000 shares)                                                 150
 Additional paid-in capital                                                                     25,088,614
 Accumulated deficit                                                                           (28,457,694)
                                                                                           ----------------
                                                                                                (3,296,767)
 Less Accumulated other comprehensive loss                                                          (4,413)
 Less Deferred compensation expense                                                               (142,674)
                                                                                           ----------------
 TOTAL STOCKHOLDERS' DEFICIT                                                                    (3,443,854)
                                                                                           ----------------
 TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                            $        2,628,485
                                                                                           ================

                 See accompanying notes to financial statements

                           ONSCREEN TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                         2005                   2004
                                                                                   -----------------      -----------------

REVENUES                                                                        $          133,650     $          145,988

COST OF REVENUES                                                                           170,533                      -
                                                                                   -----------------      -----------------

GROSS PROFIT                                                                               (36,883)               145,988
OPERATING EXPENSES
Selling, general and administrative                                                      4,942,320              6,936,155
Research and development                                                                 1,420,069              1,044,686

Restructuring costs                                                                         78,801                      -
Impairment loss                                                                                  -                195,398
Bad debt                                                                                    11,780                 18,462
                                                                                   -----------------      -----------------
TOTAL OPERATING EXPENSES                                                                 6,452,970              8,194,701
                                                                                   -----------------      -----------------
LOSS FROM OPERATIONS                                                                    (6,489,853)            (8,048,713)
                                                                                   -----------------      -----------------
OTHER INCOME (EXPENSE)
Other income                                                                                     -                 14,510
Other expense                                                                              (16,787)               (22,768)
Investment income                                                                           20,680                 20,969
Settlement gain                                                                             16,667                335,465
Settlement loss                                                                               (300)              (139,621)
Interest expense - Intrinsic value of convertible debt and amortization of
  debt discount                                                                         (1,676,481)                     -
Interest expense                                                                          (336,051)               (64,071)
                                                                                   -----------------      -----------------
TOTAL OTHER INCOME (EXPENSE), NET                                                       (1,992,272)               144,484

                                                                                   -----------------      -----------------
NET LOSS                                                                                (8,482,125)            (7,904,229)
Preferred stock dividends                                                                 (201,895)              (460,512)
                                                                                   -----------------      -----------------
NET LOSS ALLOCABLE TO COMMON STOCKHOLDERS                                       $       (8,684,020)    $       (8,364,741)
                                                                                   =================      =================
Basic and diluted net loss per common share                                     $            (0.12)    $            (0.22)
                                                                                   =================      =================
Basic and diluted net loss per common share allocable to common stockholders    $            (0.12)    $            (0.23)
                                                                                   =================      =================
Weighted average common shares outstanding                                               70,116,586             36,144,257
                                                                                   =================      =================

                 See accompanying notes to financial statements

                           ONSCREEN TECHNOLOGIES, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                      SERIES A
                                                             SERIES B              PREFERRED STOCK               COMMON STOCK
                                                             PREFERRED              AND PREFERRED                 AND COMMON
                                                               STOCK                STOCK ISSUABLE              STOCK ISSUABLE
                                                         SHARES      AMOUNT     SHARES          AMOUNT       SHARES      AMOUNT
                                                         ------      ------     ------          ------       ------      ------

 Balance, December 31, 2003                                   --   $     --    2,689,080         $2,689    21,789,683     $ 21,790
      Warrants granted for services, compensation and
        under default provisions of promissory notes

       Subscription receivables not paid                  (1,433)        (1)                               (1,800,000)      (1,800)
       Common stock issued for warrants exercised from
        the private placement                             12,636         13                                 7,055,333        7,055
       Common stock issued for options and other
        warrants exercised                                                                                  1,175,736        1,176
      Common stock issued for services, compensation,
        debt payment and settlements                                                                        3,502,254        3,502
       Common stock issued for cash from private
        offering                                           5,365          5                                 2,995,274        2,995
       Offering costs
       Series A & Series B preferred stock dividend
        resulting from intrinsic value of convertible
        preferred stock
       Series A and B Preferred Stock converted to
        common stock                                     (28,568)       (29)     (98,375)           (99)   28,961,740       28,962
       Series B Preferred Stock issuable to private
        placement holders                                 12,000         12
       Series B Preferred Stock dividends, $1 per
        share
       Series A Preferred Stock issued for cash                                   25,000             25
       Series A Preferred Stock issued for services of
        employees, non-employees and accrued expenses                            156,500            157
       Series A Preferred Stock dividends, $0.10 per
        share
       Amortization of deferred compensation and
        consulting
       Net loss for the year ended December 31, 2004
                                                         -------    --------  ----------    -----------   -----------   ----------
 Balance, December 31, 2004                                   --         --    2,772,205          2,772    63,680,020       63,680
      Net loss for the year ended December 31, 2005
      Unrealized losses on marketable securities
            COMPREHENSIVE LOSS

      Warrants and options granted for service and
        compensation
      Cancellation of option granted for service
       Repricing of options
      Common stock issued for options and warrants
        exercised in exchange for cash and accrued
        compensation                                                                                          605,000          605
      Common stock issued for services, compensation,
        and accrued settlement                                                                                986,251          986
      Common stock issued in conjunction with debt
        financing                                                                                             800,000          800
      Common stock acquired from prior employee per
        agreement                                                                                            (150,000)        (150)
      Intrinsic value of common stock conversion
        feature of convertible debt
      Offering costs
      Series A Preferred Stock dividends, $0.10 per
        share
      Series A Preferred Stock converted to common
        stock                                                                 (1,126,487)        (1,126)    4,505,948        4,506
       Series A Preferred Stock issued for services of
        employee                                                                 240,000            240
      Amortization of deferred compensation
                                                         -------    --------  ----------    -----------   -----------   ----------
 Balance, December 31, 2005                                   --   $     --    1,885,718         $1,886    70,427,219      $70,427
                                                         =======    ========  ==========    ===========   ===========   ==========

(Continued)

(Continued)


                                               ADDITIONAL        ACCUM-         DEFERRED
                                                 PAID-IN        ULATED        COMPENSATION     SUBSCRIPTIO
                                                 CAPITAL        DEFICIT      & CONSULTING       RECEIVABLE
                                                ----------   ------------    -------------   -------------
 Balance, December 31, 2003                 $    13,125,44 $  (11,408,933)   $  (1,418,307)    $  (417,325
     Warrants granted for services,
       compensation and under default
       provisions of promissory notes              976,852                        (591,360)
      Subscription receivables not paid           (448,199)                                        350,000
      Common stock issued for warrants
       exercised from the private
       placement                                 3,609,432
      Common stock issued for options and
       other warrants exercised                    352,258                                          (1,250
     Common stock issued for services,
       compensation, debt payment and
       settlements                               2,449,487                        (391,375)         18,575
      Common stock issued for cash from
       private offering                          2,243,456
      Offering costs                              (482,946)
      Series A & Series B preferred stock
       dividend resulting from intrinsic
       value of convertible preferred
       stock                                       172,028       (172,028)
      Series A and B Preferred Stock
       converted to common stock                   (28,834)
      Series B Preferred Stock issuable
       to private placement holders                    (12)
      Series B Preferred Stock dividends,
       $1 per share                                               (17,901)
      Series A Preferred Stock issued for
       cash                                         24,975                                          50,000
      Series A Preferred Stock issued for
       services of employees,
       non-employees and accrued expenses          156,343                        (100,000)
      Series A Preferred Stock dividends,
       $0.10 per share                                           (270,583)
      Amortization of deferred
       compensation and consulting                                               2,062,760
      Net loss for the year ended
       December 31, 2004                                       (7,904,229)
                                               ----------    ------------    -------------   -------------
 Balance, December 31, 2004                     22,150,289    (19,773,674)        (438,282)             -
     Net loss for the year ended December
       31, 2005                                                (8,482,125)
     Unrealized losses on marketable
       securities

           COMPREHENSIVE LOSS


     Warrants and options granted for
       service and compensation                    415,150
     Cancellation of option granted for
       service                                     (27,200)                         27,200
      Repricing of options                          38,500
     Common stock issued for options and
       warrants exercised in exchange for
       cash and accrued compensation               161,145
     Common stock issued for services,
       compensation, and accrued
       settlement                                  273,014                        (177,000)
     Common stock issued in conjunction
       with debt financing                         214,475
     Common stock acquired from prior
       employee per agreement                     (151,575)                        151,500
     Intrinsic value of common stock
       conversion feature of convertible
       debt                                      1,778,436

     Offering costs
     Series A Preferred Stock dividends,
       $0.10 per share                                           (201,895)

     Series A Preferred Stock converted
       to common stock                              (3,380)
      Series A Preferred Stock issued for
       services of employee                        239,760                        (143,333)

     Amortization of deferred compensation                                         437,241
                                                ----------   ------------    -------------   -------------
 Balance, December 31, 2005                 $   25,088,614  $ (28,457,694) $      (142,674) $           -
                                                ==========   ============    =============   =============
                 See accompanying notes to financial statements



                                                       ACCUMULATED         TOTAL
                                                          OTHER         STOCKHOLDERS'
                                                      COMPREHENSIVE        EQUITY
                                                          LOSS            (DEFICIT) I
                                                   --------------     -------------
 Balance, December 31, 2003                          $        -             (94,637)
     Warrants granted for services,
       compensation and under default
       provisions of promissory notes                                       385,492
      Subscription receivables not paid                                    (100,000)
      Common stock issued for warrants
       exercised from the private
       placement                                                          3,616,500
      Common stock issued for options and
       other warrants exercised                                             352,184
     Common stock issued for services,
       compensation, debt payment and
       settlements                                                        2,080,189
      Common stock issued for cash from
       private offering                                                   2,246,456
      Offering costs                                                       (482,946)
      Series A & Series B preferred stock
       dividend resulting from intrinsic
       value of convertible preferred
       stock                                                                     -
      Series A and B Preferred Stock
       converted to common stock                                                 -
      Series B Preferred Stock issuable
       to private placement holders                                              -
      Series B Preferred Stock dividends,
       $1 per share                                                         (17,901)
      Series A Preferred Stock issued for
       cash                                                                  75,000
      Series A Preferred Stock issued for
       services of employees,
       non-employees and accrued expenses                                    56,500
      Series A Preferred Stock dividends,
       $0.10 per share                                                     (270,583)
      Amortization of deferred
       compensation and consulting                                        2,062,760
      Net loss for the year ended
       December 31, 2004                                                 (7,904,229)
                                                   --------------     -------------
 Balance, December 31, 2004                                     -         2,004,785
     Net loss for the year ended December
       31, 2005                                                          (8,482,125)
     Unrealized losses on marketable
       securities                                          (4,413)           (4,413)
                                                                      -------------
           COMPREHENSIVE LOSS
                                                                         (8,486,538)

     Warrants and options granted for
       service and compensation                                             415,150
     Cancellation of option granted for
       service                                                                   -
      Repricing of options                                                   38,500
     Common stock issued for options and
       warrants exercised in exchange for
       cash and accrued compensation                                        161,750
     Common stock issued for services,
       compensation, and accrued
       settlement                                                            97,000
     Common stock issued in conjunction
       with debt financing                                                  215,275
     Common stock acquired from prior
       employee per agreement                                                  (225)
     Intrinsic value of common stock
       conversion feature of convertible
       debt                                                               1,778,436

     Offering costs                                                              -
     Series A Preferred Stock dividends,
       $0.10 per share                                                     (201,895)

     Series A Preferred Stock converted
       to common stock                                                           -
      Series A Preferred Stock issued for
       services of employee                                                  96,667

     Amortization of deferred compensation                                  437,241
                                                   --------------     -------------
 Balance, December 31, 2005                       $        (4,413)     $ (3,443,854)
                                                   ==============     =============
                 See accompanying notes to financial statements

                           ONSCREEN TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                                2005               2004
                                                                                            --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                                                 $   (8,482,125)    $    (7,904,229)
Adjustments to reconcile net loss to net cash used in operating activities:
      Stock, warrants and notes issued for compensation and services                            486,650           2,027,645
      Gain from settlement of certain accruals and accounts payable                                   -            (335,466)
      Stock based settlement loss                                                                     -              71,500

      Non-cash interest expense for stock issued to note holders that were in default                 -              46,500
      Non-cash interest expense, including intrinsic value of convertible debt and
      amortization of debt discount                                                           1,676,481              17,571

      Non-cash interest related party                                                                 -                   -

      Bad debt                                                                                   11,780              18,462
      Amortization of technology rights                                                          20,000             130,833
      Amortization of deferred consulting and compensation                                      437,241           2,062,760
      Amortization of deferred financing fees                                                    64,000                   -

      Loss on disposal of assets and asset shrinkage                                             16,787              22,768
      Impairment of long-lived assets                                                                 -             195,398
      Compensation and services expense payable in common stock                                 454,775             191,669
      Depreciation                                                                              118,018             169,205
      Other                                                                                       4,692                   -
(INCREASE) DECREASE IN ASSETS:

      Accounts receivable and other receivables                                                 (28,401)             (8,974)
      Inventory                                                                                (552,648)

      Due from affiliate                                                                              -              (2,863)
      Prepaid expenses and other current assets                                                (114,484)            (38,354)
      Deposits and other assets                                                                 (20,429)            (23,084)
INCREASE (DECREASE) IN LIABILITIES:
      Accounts payable                                                                          139,852            (198,026)
      Royalties payable                                                                               -             (52,501)

      Accrued expenses                                                                           64,778             174,505
      Accrued compensation                                                                       75,310            (176,689)
      Deferred revenues                                                                           9,340             (58,238)
      Deferred gain on sale of future revenues                                                        -            (150,000)
                                                                                            --------------     --------------
          NET CASH USED IN OPERATING ACTIVITIES                                              (5,618,383)         (3,819,608)
                                                                                            --------------     --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Investment in technology rights                                                                 -            (522,500)
      Investment in marketable securities                                                             -            (401,233)
      Investment in patents                                                                    (380,439)            (48,657)
      Proceeds from sales of marketable securities                                              396,541                   -

      Proceeds from sale of property and equipment                                                6,472                 850
      Purchase of property and equipment                                                        (96,083)           (118,461)
                                                                                            --------------     --------------
          NET CASH USED IN INVESTING ACTIVITIES                                                 (73,509)         (1,090,001)
                                                                                            --------------     --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Series A convertible preferred stock dividends paid                                      (121,250)           (257,347)
      Purchase of treasury stock                                                                (15,225)                  -
      Proceeds from notes and loans payable, net of expenses                                  5,011,000                   -
      Payments on notes and loans payable                                                       (75,000)           (302,511)
      Proceeds from sales of common stock and exercise of warrants and options, net
         of offering costs                                                                      121,750           5,632,194
      Deferred stock issuance costs                                                             (63,892)                  -

      Proceeds from issuance of preferred stock - Series A                                            -              75,000
                                                                                            --------------     --------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES                                           4,857,383           5,147,336
                                                                                            --------------     --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                $     (834,509)    $       237,727
Cash and Cash Equivalents at Beginning of Year                                                1,561,650           1,323,923
                                                                                            --------------     --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                 $      727,141     $     1,561,650
                                                                                            ==============     ==============
(continued)


(continued)

                                                                                                   2005            2004
                                                                                                -----------      ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Approximate interest paid in cash                                                       $    261,785     $      -
     Income taxes paid                                                                       $      -         $      -

       SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Debt and accrued liabilities settled/paid with common stock, net of subscriptions
     receivable                                                                              $    181,664     $    227,361
                                                                                                ===========      ==========
     Subscription receivable paid with reduction of debt                                     $          -     $     18,575
                                                                                                ===========      ==========
     Debt and accrued interest - related party settled with capital stock                    $          -     $          -
                                                                                                ===========      ==========
     Series A and Series B preferred stock dividends from intrinsic value                    $          -     $    172,028
                                                                                                ===========      ==========
     Accounts payable and accrued expenses settled with Series A preferred stock             $          -     $     24,000
                                                                                                ===========      ==========
     Discount on debt for intrinsic value of convertible notes payable                       $  1,778,436     $          -
                                                                                                ===========      ==========
     Other comprehensive loss from unrealized loss                                           $      4,413     $          -
                                                                                                ===========      ==========
     Termination of warrant and common stock returned                                        $    178,700     $          -
                                                                                                ===========      ==========
     Common stock issued for conversion of Series A preferred stock                          $      1,126     $         99
                                                                                                ===========      ==========
     Common stock issued for conversion of Series B preferred stock                          $          -     $         29
                                                                                                ===========      ==========
     Common stock issued for accrued expense settlements                                     $     54,000     $    160,600
                                                                                                ===========      ==========
     Common stock issued for deferred consulting and compensation                            $    710,333     $  1,082,735
                                                                                                ===========      ==========
     Common stock issued for debt financing                                                  $    215,275     $          -
                                                                                                ===========      ==========

                 See accompanying notes to financial statements

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------



NOTE 1   NATURE OF OPERATIONS AND BASIS OF PRESENTATION
------
         OnScreen Technologies, Inc. (the Company) is commercializing its innovative OnScreen(TM) light emitting diode (LED) technology to the world of visual communications. The Company is focused on the design, development and sale of LED displays utilizing the OnScreenTM architecture. The Company seeks to develop innovative approaches to these products and delivery systems, which concentrates in the commercial and government markets.

         The accompanying financial statements have been prepared on the assumption that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has a net loss of $8,482,125 and cash used in operations of $5,618,383 for the year ended December 31, 2005 and an accumulated deficit of $28,457,694, stockholders' deficit of $3,443,854, and working capital deficit of $4,118,965 at December 31, 2005. The ability of the Company to continue as a going concern is dependent on the Company's ability to bring the OnScreen(TM) products to market, generate increased sales, obtain positive cash flow from operations and raise additional capital. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

         The Company is continuing to raise additional capital for the commercialization of its OnScreen(TM) technology product lines; which the Company believes will provide sufficient cash to meet its funding requirements to bring the OnScreen(TM) technology product lines into production during 2006. As the Company continues to expand and develop its technology and product lines, additional funding will be required. The Company has experienced negative cash flows from operations and incurred net losses in the past and there can be no assurance as to the availability or terms upon which additional financing and capital might be available, if needed.


NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------
         (A) USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2005 and 2004 include estimates used to review the Company's long-lived assets for impairment, inventory valuation, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets.

         (B) CASH AND CASH EQUIVALENTS

         For purposes of the cash flow statement, the Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------


         (C)  MARKETABLE SECURITIES AVAILABLE-FOR-SALE

         In order for the Company to optimize its return on the equity funds it has raised, it invested in certain liquid marketable securities. The Company classifies these marketable securities as available-for-sale. These securities are recorded at fair market value, with unrealized gains or losses excluded from earnings and included in other comprehensive income within stockholders' equity. Realized gains and losses on the sale of these securities are determined using the specific-identification method.

         The restricted available-for-sale securities are comprised of the following at December 31, 2005. The gross unrealized losses are included in accumulated other comprehensive income:

                                                               Gross           Estimated
                                            Amortized        Unrealized           Fair
                                              cost             Losses            Value
                                           ------------     -------------     -------------
Equity securities                       $       14,000   $       (2,079)   $        11,921
Corporate debt securities                        6,000             (259)             5,741
Mutual funds                                    10,000           (2,075)             7,925
Money market                                     1,594                 -             1,594
                                            -----------      ------------      -----------
                                        $      31,594    $       (4,413)   $        27,181
                                            ===========      ============      ===========

         The corporate debt securities have a maturity of less than one year. The Company received proceeds of $396,541 from the sale of investments and recognized losses on sale of investments of $3,956 during the year ended December 31, 2005. The loss is included in investment income on the Statement of Operations.

         (D) ACCOUNTS RECEIVABLE

         Accounts receivable consist of the receivables associated with the revenue derived from the Company's LED truck and its Living Windows(TM) products. We record an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of our prior collection experience, customer credit worthiness, and current economic trends. Based on management's review of accounts receivable, an allowance for doubtful accounts of $11,780 at December 31, 2005 is considered adequate. We determine receivables to be past due based on the payment terms of original invoices.

         (E) INVENTORY

         Inventories are stated at the lower of cost (first-in, first-out basis) or market. All of the inventory is finished goods at December 31, 2005. During 2005, the Company impaired $25,000 of defective inventory which is included in Cost of Goods Sold on the Statement of Operations.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         (F) CONCENTRATION OF CREDIT RISK

         The Company maintains its cash in bank deposit and financial institution deposit accounts, which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2005.

         (G) PROPERTY AND EQUIPMENT

         Property and equipment are recorded at the lower of fair value or cost, less accumulated depreciation and amortization. Major additions are capitalized. Minor additions and maintenance and repairs, which do not extend the useful life of an asset, are charged to operations when incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. Depreciation is provided primarily using the straight-line method over the assets' estimated useful lives of three to seven years. Estimated useful lives are periodically reviewed and, where appropriate, changes are made prospectively.

         (H) LONG-LIVED ASSETS

         The Company periodically reviews its long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized. See Note 3 for the impairment amounts that were recorded during 2004. There was no impairment amount recorded during 2005.

         (I) IDENTIFIABLE INTANGIBLE ASSETS

         As of December 31, 2005, the Company had capitalized $522,500 of costs related to technology rights it had acquired. The Company is amortizing the remaining unamortized technology rights over a twenty year life.

         As of December 31, 2005, the Company had capitalized $429,096 of costs related to filing patent applications. When the patents are approved, the Company will then amortize these costs over the life of the patent. Any patents that are not approved will be expensed at that time. At December 31, 2005, all of the patents are pending approval.

          (J) STOCK-BASED COMPENSATION

         For the stock options, warrants and stock issued to employees, the Company has elected to apply the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the intrinsic value based method, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. For options, the compensation amounts are amortized over the respective vesting periods of the option grant. For stock compensation, the amounts are amortized over the shorter of the vesting period or the period of service the award pertains to. The Company provides pro forma disclosures of net loss and pro forma loss per share as if the fair value based method of accounting had been applied, as required by SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148 "Accounting for Stock-Based Compensation" - transition and disclosure, an amendment of SFAS No. 123.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         The following table illustrates the effect on net loss available to common stockholders and loss per common share had the Company applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation during 2005 and 2004:


                                                                          2005                   2004
                                                                   -------------------     -----------------
    Net Loss Available to Common Stockholders:
        Net loss available to common stockholders as reported   $         (8,684,020)   $       (8,364,741)
        Plus total stock-based employee compensation cost
           included in the net loss, net of related tax
           effects                                                           469,318               142,468
        Less total stock-based employee compensation
           expenses determined under fair value based method
           for all awards, net of related tax effects                       (597,754)             (665,710)
                                                                   -------------------     -----------------
       Pro forma net loss                                       $         (8,812,456)   $       (8,887,983)
                                                                   ===================     =================
    Loss per share:
       As reported                                              $              (0.12)   $            (0.23)
                                                                   ===================     =================
       Pro forma                                                $              (0.13)   $            (0.25)
                                                                   ===================     =================

         See Note 7 section I, for additional disclosure and discussion of the Company's employee stock plan and activity.

         The Company accounts for services provided by non-employees who are issued equity instruments based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable on the measurement date. The amount related to the value of the stock awards is amortized on a straight-line basis over the required service periods.

         (K) REVENUE RECOGNITION

         The Company operates as one segment. All internal analysis and financial reporting by management is performed as one segment. The Company recognizes revenue from its products when persuasive evidence of an arrangement exists, the product(s) has been shipped, collectability is reasonably assured and the price is fixed or determinable. In the event that the contract provides for multiple elements (e.g., products, installation and training), the total amount invoiced is allocated to these elements based on "vendor-specific objective evidence" of fair value. If any portion of the revenue is subject to forfeiture, refund or other contractual contingencies, the

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         Company will postpone revenue recognition until these contingencies have been removed. The Company generally accounts for installation and training services separate from product revenue for those multi-element arrangements where services are a separate element and are not essential to the customer's functionality requirements and there is "vendor-specific objective evidence" of fair value for these services. Installation and education services revenue, is recognized when the service has been performed.

         Revenue from warranty and maintenance activities is recognized ratably over the term of the warranty and maintenance period and the unrecognized portion is recorded as deferred revenue.

         The Company records any rental income pro-rata as earned over the rental period.

         (L) WARRANTY RESERVES

         The Company records a warranty reserve liability based on its estimates of future costs on sales recognized. There was no warranty reserve recorded at December 31, 2005.

         (M) ADVERTISING

         In accordance with Accounting Standards Executive Committee Statement of Position 93-7, costs incurred for producing and communicating advertising of the Company are charged to operations as incurred. Advertising expense for the years ended December 31, 2005 and 2004 was $39,823 and $19,422, respectively.

         (N) INCOME TAXES

         Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

         Valuation allowances have been established against the Company's deferred tax assets due to uncertainties in the Company's ability to generate sufficient taxable income in future periods to make realization of such assets more likely than not. The Company has not recognized an income tax benefit for its operating losses generated during 2005 and 2004 based on uncertainties concerning the Company's ability to generate taxable income in future periods. There was no income tax receivable at December 31, 2005 and 2004. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         (O) NET LOSS PER SHARE

         In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share", basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares outstanding as of December 31, 2005 and 2004, which consist of options, warrants, convertible notes and convertible preferred stock, have been excluded from the diluted net loss per common share calculations because they are anti-dilutive. Accordingly, diluted net loss per share is the same as basic net loss per share for 2005 and 2004. The following table summarizes the potential common stock shares at December 31, 2005 which may dilute future earning per share.

         Convertible preferred stock                   7,542,872
         Warrants and options                          6,187,500
         Convertible debt                             20,000,000
                                                  ---------------
                                                      33,730,372
                                                  ===============

         (P) FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

         The Company believes the carrying amounts of the short-term financial instruments, including accounts receivable, notes payable and current liabilities reflected in the accompanying balance sheet approximate fair value at December 31, 2005 due to the relatively short-term nature of these instruments.

          (Q) RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised
         2004) ("SFAS 123(R)"), "Share-Based Payment." This statement replaces SFAS No. 123 "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The adoption of SFAS 123(R) will impact the Company by requiring it to use the fair-value based method of accounting for future and unvested employee stock transactions rather than the intrinsic method the Company currently uses. The Company adopted this SFAS as of January 1, 2006. The adoption of this SFAS does not have an impact on the Company's financial statement through December 31, 2005, but will increase the cost of equity compensation by $32,756 during 2006 related to 182,500 of its options that are not vested at December 31, 2005 as the options will be valued at fair value instead of the intrinsic value.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

         (R) RECLASSIFICATIONS

         Certain amounts in the 2004 financial statements have been reclassified to conform to the 2005 presentation.


NOTE 3 PROPERTY AND EQUIPMENT, NET
----------------------------------

Property and equipment is summarized as follows at December 31, 2005:

     LED truck                                            $        450,000
     Equipment                                                      87,084
     Computers and software                                         68,042
     Vehicles                                                       38,173
     Leasehold improvements                                         10,988
                                                             ---------------
                                                                   654,287
     Less accumulated depreciation                                (399,530)
                                                             ---------------
                                                            $      254,757
                                                             ===============

Depreciation expense for the years ended December 31, 2005 and 2004 amounted to $118,018 and $169,205, respectively.

During 2004, management evaluated the recovery of the recorded value of the boards and determined since, the Company did not receive any revenue from these boards during 2004 and the fair value of the boards was less than the net book value of the boards there was an impairment loss of $195,398 which was included in impairment loss on the Statements of Operations.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------


NOTE 4 TECHNOLOGY RIGHTS AND LICENSE AND ROYALTY AGREEMENTS
-----------------------------------------------------------

TECHNOLOGY RIGHTS UNDER LICENSE 1
---------------------------------
The Company, under a license agreement, obtained an exclusive license in a patent for the manufacture, sale, and marketing of direct view video displays with an angular dimension of greater than 30 inches. Prior to 2005, the Company recorded a technology right intangible asset for the $522,500 it paid for these rights. The remaining unamortized technology rights are amortized over the twenty-year estimated life of the technology. The Technology Rights at December 31, 2005 were as follows:

         Technology Rights                  $ 522,500
         Accumulated Amortization            (150,833)
                                             --------
                                            $ 371,667
                                            =========

The amortization of the technology rights during 2005 and 2004 was $20,000 and $130,833, respectively. The estimated annual amortization expense is $20,000 for each for the next five years. The management of the Company has evaluated the technology rights for impairment and based upon its projected cash flow analysis from this technology believes there is no impairment of these technology rights at December 31, 2005.

LICENSE 2
---------
On February 3, 2004, a third party and the Company reached a Master Settlement and Release Agreement whereby, in consideration for the exchange of mutual releases and the third party relinquishing any claim to any of the OnScreen technology (including the 11.25% license payments), the Company paid to this third party during June 2004, $150,000 plus agreed to pay the following annually declining percentage of revenue derived from the commercialization of the direct view LED video display technology with angular dimension greater than 30 inches:
5% in 2005 declining to 2% in year 2008 and thereafter. The $150,000 reduced the deferred gain on sale of future revenues which had been recorded on the Company's balance sheet during 2004. In the event of a change of control of the Company, the percentage of revenue stated above shall terminate and a single payment transaction fee shall be paid by the Company to this third party ranging from 10% of the OnScreen appraised value up to $100,000,000, 7.5% for the appraised value between $100,000,001 and $200,000,000, 5% of the appraised value between $200,000,001 and $300,000,000, and 4% of the appraised value between $300,000,001 and $400,000,000 and 3% for the appraised value between $400,000,001 and $500,000,000 and 2% for any appraised amounts between $500,000,001 and $600,000,000.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------


NOTE 5 CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, RELATED PARTIES
-------------------------------------------------------------------------------

During March 2005, the Company executed a $1.5 million unsecured six-month promissory note with a related party. The interest rate was 15% per annum. Interest only payments are due monthly until maturity of the note when the principal is due. One of the Company's Board of Directors and another officer of the Company both have a controlling interest in the company that is the note holder. The Company paid a $2,500 fee to extend this note to November 1, 2005. On October 31, 2005, substitute convertible promissory notes totaling $1.5 million were executed with terms similar to the convertible promissory notes the Company had outstanding (see below) with $1 million assigned to the adult brother of a related party (who management does not consider to be a related party), $100,000 assigned to a trust controlled by a member of our Board of Directors and $400,000 assigned to unrelated parties.

During the third and fourth quarters of 2005, the Company executed three-month convertible promissory notes totaling $3.5 million. One of the note holders is the CFO who has a $100,000 note with the same terms as the other note holders. The Company has the option to extend these notes for an additional three-month period. The Company has verbally extended those notes that came due and intends to extend the remaining notes. The interest rate is 12% per annum. Interest only payments are due monthly until the maturity of these notes at which time the principal is due. If the notes are paid prior to the maturity date or the extended maturity date, the Company is required to pay the interest for the entire three-month periods. The note holders have the right to convert their notes to common stock at the lower of the exercise price of $0.25 per share or the price set for a future equity offering. At December 31, 2005, the price for an equity offering was not set, therefore the conversion price was $0.25.

The holders of the convertible notes have a security interest to the extent of their principal and interest in all assets currently owned by the Company including the patent portfolio.

In total, the Company issued convertible notes totaling $5 million. All convertible notes were reviewed by management to determine if the embedded conversion rights qualified as derivatives under FASB Statement 133 "Accounting for Derivative Instruments and Hedging Activates" and related interpretations. Management determined the embedded conversion features were not derivatives and accordingly each convertible instrument is reflected as one combined instrument in the accompanying financial statements. Management then reviewed whether a beneficial conversion feature and value existed. The intrinsic value related to the convertible feature of the debt was valued at $1,778,436 and is being amortized over the three-month term of the notes. At December 31, 2005, $270,163 remained on the Company's Balance Sheet as a discount to debt related to this convertible feature. The Company issued 800,000 shares of its common stock to several note holders who were eligible to receive 100,000 shares of common stock based upon a $500,000 investment. These shares were valued at $215,275 based upon the allocation of the $4,000,000 proceeds to debt and equity based upon their fair market values. At December 31, 2005, $47,067 remained on the Company's Balance Sheet as a discount to debt related to the allocation of the proceeds to the 800,000 shares of common stock.

NOTE 6 COMMITMENTS AND CONTINGENCIES
------------------------------------

         (A) LEGAL MATTERS

         The Company may be involved in certain legal actions arising from the ordinary course of business. While it is not feasible to predict or determine the outcome of these matters, the Company does not anticipate that any of these matters or these matters in the aggregate will have a material adverse effect on the Company's business or its financial position or results of operations.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------


         (B) ROYALTY AND LICENSE FEE AGREEMENTS

         See Note 4-License and Royalty Agreements for a discussion of commitments owed under royalty and license fee agreements.

         (C) EMPLOYMENT AGREEMENTS

         CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS On December 12, 2005, the Company executed an agreement with the Chief Executive Officer/President and Chairman of the Board of Directors ("CEO") that expires November 21, 2008. The CEO's annual salary is $275,040. The CEO is eligible to receive a one-time sign-on bonus of $100,000 upon completion of an equity round of financing. The CEO is also eligible for annual bonuses with a minimum 15% bonus of his salary and the potential to receive up to 100% bonus of his salary. In the first year, the CEO will receive a minimum bonus of $100,000. The Company granted five-year options to purchase two million shares of its common stock at an exercise price of $0.01 per share. Additionally, on the first and second anniversary of the agreement, the CEO shall receive five-year stock options with an exercise price of $0.01 in equal installments such that at the end of the two years the CEO has options to purchase a total number of common stock shares equaling five percent of the fully diluted common shares upon the closing of the equity financing to be completed on or about January 1, 2006. At December 31, 2005, the Company had accrued compensation expense of $12,431 pertaining to the options to be granted per his agreement for an estimated 2,268,574 shares of its common stock.

         CORPORATE SECRETARY, GENERAL COUNSEL AND EXECUTIVE VICE PRESIDENT OF CORPORATE DEVELOPMENT On December 12, 2005, the Company executed an agreement with the Corporate Secretary, General Counsel and Executive Vice President of Corporate Development ("Corporate Secretary") that expires November 21, 2008. The Corporate Secretary's annual salary is $180,000. The Corporate Secretary is eligible to receive a one-time sign-on bonus of $50,000 upon completion of an equity round of financing. The Corporate Secretary is also eligible for annual bonuses with a minimum 25% bonus of his salary and the potential to receive up to 50% bonus of his salary. In the first year, the Corporate Secretary will receive a minimum bonus of $45,000.

         CHIEF FINANCIAL OFFICER
         On December 16, 2003, the Company executed a three-year employment agreement that is effective January 1, 2004 with its Chief Financial Officer (CFO). On October 6, 2004, the Compensation Committee of the Board of Directors authorized an increase in the CFO's salary to $180,000 effective November 1, 2004.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         On October 6, 2004, the Compensation Committee of the Board of Directors also granted the CFO 375,000 shares of Series A Convertible Preferred stock and 1,500 shares of Series B Convertible Preferred stock in the following increments: 125,000 Series A shares and 500 Series B shares on or about January 1, 2006; 125,000 Series A shares and 500 Series B shares on or about July 1, 2006, and 125,000 Series A shares and 500 Series B shares on or about December 31, 2006. These shares will be issued with the provision that the CFO has not terminated his employment voluntarily prior to the issuance of the shares. The 375,000 shares of Series A Convertible Preferred Stock are valued at $1.00 per share based on contemporaneous cash sales during 2004. The total value of these Series A shares is $375,000 and is being expensed over the term of the CFO's employment agreement. The 1,500 shares of Series B Convertible Preferred Stock are valued at $270 per share based on contemporaneous cash sales during 2004 of common stock multiplied times the conversion ratio of 1,000. The total value of these Series B shares is $405,000 and is being expensed over the term of the CFO's employment agreement. At December 31, 2005, the Company had accrued $433,350 related to the Series A and Series B Convertible Preferred Stock that is to be issued per his agreement. During January 2006, the Company issued 500 shares of its Series B Convertible Preferred stock and 125,000 shares of its Series A Convertible Preferred stock to the CFO in accordance with this agreement.

         DIRECTOR OF GOVERNMENT SALES
         On November 4, 2005, the Company executed a one-year employment agreement with the Director of Government Sales. He will be paid $15,000 per month for January and February 2006 and then will be paid an annual salary of $150,000 until the Company has the RediAlert(TM) or RediDMS(TM) products produced at which time his annual salary shall be reduced to $125,000. He is also eligible to receive sales commissions. In addition, the employee is eligible for a bonus of 500,000 shares of the Company's common stock if the employee exceeds his sales target and is employed at the end of the one-year agreement term. At December 31, 2005, the Company had accrued $26,667 of compensation expense for this bonus.

         DIRECTOR OF ADMINISTRATION
         In accordance with the Director of Administration's employment agreement, he is paid an annual salary of $75,000 and a stock bonus of the Company's registered common stock equal in value to $25,000 within two and one-half months after the end of each year of employment during which he was employed by the Company. The employment agreement expires May 21, 2008. At December 31, 2005, the Company had accrued $25,000 related to the common stock bonus that is to be issued per his agreement for his 2005 service period.

         (D) LEASES

         During October 2005, the Company executed a non-cancelable 5-year office lease in Portland, Oregon commencing November 1, 2005. With one hundred eighty days prior written notice, the Company has the right to renew this lease for an additional five years.

         The Company executed a non-cancelable 5-year office lease commencing May 1, 2001 in Safety Harbor, Florida. With sixty days prior written notice, the Company has the right to renew this lease for an additional five years. During 2004, the Company needed additional space and executed an additional non-cancelable 5-year office lease commencing on December 1, 2004. The annual rent escalation for both leases is the greater of the CPI or 3%.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         Future minimum lease payments under these leases are as follows:

         Year Ending December 31,

                            2006                      $      212,000
                            2007                             151,000
                            2008                             171,000
                            2009                             174,000
                            2010                             143,000
                                                       ---------------
                                                      $      851,000
                                                       ===============

         Rental expense was $184,600 and $142,766 in 2005 and 2004, respectively, included in selling, general and administrative on the statement of operations.

         (E) CONSULTING AGREEMENTS

         During 2005, the Company entered into an investor relations agreement for which the Company has granted 100,000 shares of its common stock to this firm to be issued after January 20, 2006. At December 31, 2005, the Company had accrued $7,333 of expense related to this stock commitment based upon the quoted market price of the stock at December 31, 2005.

         (F) VENDOR COMMITMENTS

         At December 31, 2005, the Company had an outstanding commitment to a vendor for materials and finished goods that had not been delivered to the Company of $413,184.

NOTE 7 STOCKHOLDERS' EQUITY
---------------------------

          (A) CONVERTIBLE PREFERRED STOCK SERIES A

         The Company designated 5,000,000 shares of preferred stock as new Series A Convertible Preferred Stock ("Series A"). The Series A is convertible to common shares on a four-for-one basis, is due dividends at $0.10 per share as authorized by the Board, has a liquidation value of $1.00 per share and has equivalent voting rights as common shares on a share for share basis. Once the Series A shares have been issued, they cannot be reissued. On the Balance Sheet, the shares issued are higher than the shares outstanding due to the conversion of the Series A to common stock.

         During 2004, the Company sold and issued 25,000 shares of Series A convertible preferred stock for cash at $1.00 per share for total proceeds of $25,000. Also the Company received payment of $50,000 for the Series A Convertible Preferred Stock subscription recorded during 2003 and issued the 50,000 shares of Series A convertible preferred stock that was issuable at December 31, 2003.

         During 2004, the Company issued 12,500 shares of its Series A convertible preferred stock for consulting services totaling $12,500. These shares were valued at $1.00 per share based on contemporaneous cash sales. The measurement date was the date at which the performance of the services had been completed.

         During 2004, the Company issued 24,000 shares of Series A convertible preferred stock for services totaling $24,000 that was accrued as a liability at December 31, 2003. These shares were valued at $1.00 per share based on contemporaneous cash sales. The measurement date was the date at which the performance of the services had been completed.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         During 2004, the Company issued 120,000 shares of its Series A Preferred Stock to its CFO in accordance with his employment agreement. These 120,000 shares were valued at $1.00 per share based on contemporaneous cash sales around the grant date. The total value of these shares of $120,000 is being expensed over the three-year employment agreement with $40,000 deferred and $80,000 expensed as of December 31, 2005.

         During 2004, the Company converted 98,375 shares of Series A convertible preferred stock into 393,500 shares of the Company's common stock at the request of certain Series A convertible preferred stock holders.

         During 2004, the Company recorded $172,000 for the intrinsic value associated with the embedded beneficial convertible feature of the Series A convertible preferred stock. This amount was computed as the difference between the conversion price and the fair value of the preferred stock, which was computed as the fair value of the common stock based on the quoted trading price at the preferred stock issuance dates, multiplied by the conversion ratio of four-for-one for Series A. This intrinsic value is limited to the amount of the proceeds allocated to the preferred stock. For financial statement purposes, this $172,000 was recorded as a preferred stock dividend. Additionally during 2004, the Company recorded Series A convertible preferred stock dividends of $270,583.

         During the year ended December 31, 2005, the Company converted 1,126,487 shares of the Company's Series A convertible preferred stock into 4,505,948 shares of the Company's common stock at the request of certain Series A convertible preferred stock holders.

         During 2005, the Company issued 240,000 shares of its Series A convertible preferred stock to its CFO in accordance with his employment agreement. The 240,000 shares were valued at $1.00 per share based on contemporaneous cash sales around the grant date. The total value of these shares of $240,000 is being expensed over the three-year employment agreement with $80,000 deferred and $160,000 expensed as of December 31, 2005.

         During 2005, the Company recorded Series A convertible preferred stock dividends of $201,895.

         (B) CONVERTIBLE PREFERRED STOCK SERIES B

         On February 3, 2004, the Company's board of directors designated 30,000 shares of preferred stock as Series B Convertible Preferred Stock ("Series B"). The Series B is convertible to common shares on a one thousand-for-one ratio, is due dividends at $1 per share, payable quarterly, as authorized by the Board and the dividends are cumulative. Series B has a liquidation value of $240 per share and has voting rights of one thousand votes per Series B share. Once the Series B shares have been issued, they cannot be reissued. On the Balance Sheet, the shares issued are higher than the shares outstanding due to the conversion of the Series B to common stock.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         During 2004, the Company recorded 28,568 shares of Series B Convertible Preferred Stock as issuable. This is comprised of 23,203 Series B shares issuable to the private placement unit holders during 2003 and the exercise of certain warrants during 2004 and 5,365 Series B shares issuable to private placement shareholders during 2004. The 28,568 shares of Series B were converted to 28,568,240 shares of common stock during 2004

         During 2004, the Company recorded $28 for the intrinsic value associated with the embedded beneficial convertible feature of the Series B convertible preferred stock. This amount was computed as the difference between the conversion price and the fair value of the preferred stock, which was computed as the fair value of the common stock based on the quoted trading price at the preferred stock issuance dates, multiplied by the conversion ratio of one thousand-for-one for Series B. This intrinsic value is limited to the amount of the proceeds allocated to the preferred stock. For financial statement purposes, this $28 was recorded as a preferred stock dividend. Additionally during 2004, the Company recorded Series B convertible preferred stock dividends of $17,901.

         (C) COMMON STOCK DIVIDEND RESTRICTIONS

         There is a restriction on the common stock dividends as any cumulative preferred stock dividends are required to be paid prior to any common stock dividends being paid. Also, the retained earnings of the Company would be restricted upon an involuntary liquidation by the cumulative unpaid preferred dividends to the preferred stockholders and for the $1 per share Series A and $240 per share Series B liquidation preferences.

         (D) 2003 PRIVATE PLACEMENT

         During the fourth quarter of 2003, the Company had a private placement offering of common stock. From this offering, the Company received $1,575,000 of cash proceeds and recorded a $100,000 subscriptions receivable at December 31, 2003. The investors received 6,700,000 common stock shares, 6,700,000 common stock warrants with an exercise price of $0.50 and an expiration date of February 28, 2004 and 3,350,000 common stock warrants with an exercise price of $0.75 and an expiration date of May 30, 2004 (See Note 7H for details of warrants). The Company issued 5,900,000 shares of common stock during the first quarter of 2004 related to this private placement.

         The remaining 800,000 shares from this private placement will not be issued because during July 2004, the Company and this party mutually terminated the subscription agreement and the Company paid back the $100,000 originally paid, reduced the subscription receivable of $100,000 to zero and did not issue the 800,000 shares that were recorded as issuable to this investor. The Company also reduced its Series B convertible preferred stock issuable for the 1,433 shares of Series B related to this transaction. In addition, the Company paid $68,121 as settlement of other amounts owed to this individual. The $68,121 was recorded as a settlement loss during 2004.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         On February 5, 2004, as part of the private placement the Company's Board of Directors authorized a) 12,000 shares of Series B Convertible Preferred Stock to the private placement unit holders, b) 12,000 shares of Series B Convertible Preferred Stock upon the exercise of the $0.50 warrant holders of the private placement and c) 6,000 shares of Series B Convertible Preferred Stock upon the exercise of the $0.75 warrant holders of the private placement.

         During 2004, warrants were exercised to purchase 6,700,000 shares of common stock from the private placement at $0.50 per share and warrants were exercised to purchase 355,333 shares of common stock from the private placement at $0.75 per share. The Company received $3,616,500 of cash from the exercise of these warrants.

         In conjunction with raising these funds, the Company paid in cash, offering costs of $229,750 during 2003 and $482,946 during 2004. The Company also issued 630,000 warrants during 2003 with an exercise price of $0.001 per share that expire sixty days from their issuance valued at $541,170, which cost is included in warrants granted for services in the additional paid-in capital (total offering costs of $770,920 during 2003) (See Note 7H).

         (E) 2004 PRIVATE PLACEMENT

         During the third and fourth quarters of 2004, the Company sold some of its securities through a private placement. Each unit in the 2004 private placement was comprised of 666.67 shares of common stock and
         1.194 shares of Series B Preferred Stock for each $500 received. During the third and fourth quarters of 2004, the Company received $2,246,456 of proceeds related to this 2004 private placement. The Company issued 2,995,274 shares of common stock and the 5,364.54 shares of series B convertible preferred stock were converted into common stock totaling 5,364,540 shares.

         (F) COMMON STOCK ISSUANCES

         The Company entered into a stock purchase agreement on October 31, 2003 whereby the buyer agreed to purchase 1,000,000 shares of the Company's common stock for $250,000 and also received warrants to purchase up to 1,000,000 shares of the Company's common stock at an exercise price of $0.50 with an expiration date of February 28, 2004. The Company recorded $1,000 in its common stock issuable equity account for the 1,000,000 shares which are to be issued upon receipt of payment. The Company recorded the purchase price of $250,000 for the 1,000,000 shares of the Company's common stock in subscriptions receivable as the funds had not been received by the Company at December 31, 2003. Subsequent to year end, this subscription was not fulfilled and the warrants expired. Therefore, the Company reduced its subscription receivable for the $250,000 and reduced the common stock issuable for the 1,000,000 shares during 2004.

         During 2004, the Company issued 50,000 shares of its common stock pursuant to the exercise of the rights of certain note holders granted under the default provisions of certain promissory notes. The issuance resulted in additional subscriptions receivable of $1,250 for a total issuance price of $1,250 or $0.025 per share.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         During 2004, warrants to purchase 1,420,736 shares of the Company's common stock were exercised. The Company received $350,184 of cash and a note for the remaining $150,000. The $150,000 owed to the Company was not paid for the 300,000 shares that were recorded as issuable during 2004 and on October 11, 2004, the Company and investor agreed that they would not issue the 300,000 shares and would not collect the $150,000 owed for those shares. The Company issued 1,120,736 shares of its common stock for the warrants that were exercised and paid.

         As part of the October 11, 2004 agreement with a certain investor, the Company also agreed to issue 100,000 shares of stock to this party for the services they provided to the Company during the Company's negotiations with a third party which included the forgiveness by the third party of dividends that accrued on 114,343 shares of Series A Convertible Preferred Stock. These shares were valued at $0.27 per share based on contemporaneous cash sales around the date of grant. During 2004, the Company recorded the $27,000 as general consulting expense and also recorded a settlement gain of $12,093 related to the Series A dividends that were forgiven.

         During 2004, the Company granted and issued 100,000 shares of its common stock to a research and development provider. These shares were valued at $0.27 per share based on contemporaneous cash sales around the date of grant. The $27,000 was expensed to research and development costs

         During 2004, a former employee exercised an option to purchase 5,000 shares of the Company's common stock at an exercise price of $0.40 per share. The Company received $2,000 for the exercise of this option.

         During 2004, the Company issued 100,000 shares of its common stock to an individual for services. These shares were valued based upon the quoted marked price of $1.06 on the date of grant and the expense of $106,000 was recorded during 2004.

         During 2004, the Company issued 1,666,312 shares of its common stock to its then President/CEO in accordance with his employment agreement. These shares were valued based upon the quoted market price of $0.86 on the grant date and the expense of $1,433,028 was recorded during 2004.

         During 2004, the Company issued 450,000 shares of its common stock to its then President of its OnScreen Products Division. The Company had a right to repurchase 150,000 of these shares from the employee for $225 as they were not fully vested when he left the Company. The 450,000 shares were valued at $454,500 based upon the quoted market price of $1.01 on the grant date and $303,000 was recorded as an expense over the employee's employment agreement. During the year ended December 31, 2005, the Company repurchased 150,000 shares of common stock for $225. The Company cancelled these 150,000 shares of its common stock. These shares were not vested at the time the employee left the Company; therefore, deferred compensation was reduced by $151,500 during 2005.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         Certain notes were paid in full on March 12, 2004 by paying the note holders $250,000 and issuing 12,500 shares of the Company's common stock. These shares were valued at $11,500 based on the quoted market price of $0.92 on the settlement date and after consideration of additional interest due for 2004 and a receivable of $18,575 due from the note holders from option exercises, the Company recognized a gain of $7,103 in 2004.

         During 2004, a note holder exercised the right to convert a $215,861 note into 863,442 shares of the Company's common stock.

         A plaintiff held a convertible promissory note for $234,869 at 8% interest accruing from the note date of August 1999. The Company disputed the note; however, as a contingency, the Company recorded a total of $328,058 in accrued expenses at December 31, 2003 related to this matter. On February 5, 2004, the Company satisfied this disputed note with 60,000 shares of the Company's common stock. These shares were valued at $60,600 based upon the quoted market price of $1.01 on the settlement date. The Company recorded a settlement gain of $267,458 during 2004.

         During 2004, the Company recorded a settlement loss of $13,500 for 50,000 shares of its common stock that were issued to a third party. These shares were valued at $0.27 per share based on contemporaneous cash sales.

         During April 2005, the landlord who had held 200,000 shares of the Company's common stock which were held contingent on payment of the rent returned the shares to the Company and the shares were cancelled. These shares had properly not been included as outstanding shares in the Company's financial statements since they were contingently returnable as collateral shares, therefore there was no financial accounting effect of this transaction.

         During 2005, warrants and options were exercised to purchase 605,000 of the Company's common stock. The Company received $161,750 of proceeds from these exercises of warrants and options.

         During 2005, the Company issued 200,000 shares of its common stock that it had recorded an accrued liability of $54,000 for at December 31, 2004.

         During 2005, the Company issued 28,751 shares of its common stock to an employee in accordance with his employment agreement. These shares were valued at $25,000 using a thirty-day average price at December 31, 2004, in accordance with the employee's employment agreement.

         During 2005, the current Director of Government Sales and previous CEO/President received an additional 2.1 million shares of the Company's common stock and the vehicle allowance was increased. Also, the current Director of Government Sales and previous CEO/President relinquished certain rights he had to revenue which he had previously been entitled to per his contract. The 2.1 million shares were valued at $0.27 per share totaling $567,000 based on contemporaneous cash sales and will be recorded as compensation expense over the remaining term of his employment agreement. During November 2005, this employee returned 1,500,000 of the shares of stock as a new employment agreement was entered into. The Company paid him a nominal $15,000 for those shares. $390,000 of the previous compensation recorded was reversed and $177,000 total compensation expense was recorded for the shares issued to this employee during 2005.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         The current CEO was to receive 1.5 million shares of Company stock in accordance with his initial employment agreement entered into in early 2005, plus additional stock awards throughout his employment agreement. The total value of the awards as measured on the grant date was $1,350,000 based on a $0.27 per share contemporaneous cash sales price of which $961,875 was recorded as compensation expense during 2005. The shares were never issued and during December 2005, the Company entered into a new agreement which replaced the prior agreement and eliminated any stock awards. In accordance with APB 25 and related interpretations, the $961,875 of compensation expense for the stock was reversed.

         During the third quarter of 2005, the Company issued 7,500 shares of its common stock for the purchase of the website, www.onscreentechnologies.com. These shares were valued at $3,000 using the quoted market price on the date of grant and were recorded as administrative expenses during 2005.

         During the year ended 2005, the Company granted 150,000 shares of its common stock for investor relation services. These shares were valued at $30,000 based upon the quoted market price of the stock on the date of grant and were recorded as administrative expenses during 2005.

         The Company issued 800,000 shares of its common stock to several note holders who were eligible to receive 100,000 shares of common stock based upon the issuance of convertible notes payable which equal or exceed $500,000. These shares were valued at $215,275 based upon the allocation of the $4,000,000 proceeds to debt and equity based upon their fair market values.

         The intrinsic value related to the convertible feature of the convertible debt that was issued during 2005 was valued at $1,778,436 and is being amortized over the three-month term of the notes.

         (G) INVESTMENT AGREEMENT

         On February 3, 2004, the Company and Swartz entered into a settlement and termination of investment agreement. The Company agreed to i) pay $10, ii) promptly issue the 379,907 shares of common stock from the cashless exercise of the Swartz warrants of which Swartz agreed to limit its sales of these shares of Company stock to ten percent of the Company's trading volume for any calendar month, iii) Swartz shall retain the 100,000 shares of stock that had been issued during 2002 per the initial agreement and then were not valid as put shares as the put transaction was never executed, but the shares had been issued to Swartz and iv) the investment agreement between the Company and Swartz shall terminate subject to the completion of items i - iv above. During February 2004, the Company issued the 379,907 shares of common stock (without any restrictive legends).

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         The 100,000 share were valued at $104,000 using the quoted marked price of $1.04 on the date of settlement. This $104,000 settled the $100,000 commitment payable that was owed to Swartz at December 31, 2003 and the remaining $4,000 was recognized as a settlement loss.

         (H) NON-EMPLOYEE STOCK WARRANTS

         During 2004 the Company granted warrants to purchase 1,395,736 shares of the Company's common stock to certain service providers at exercise prices ranging from $0.25 to $0.50. These warrants were valued at an aggregate of $707,352 and are recognized as consulting expense over the period of each consultant's agreement. These warrants were valued using the Black-Scholes Options Pricing Model using the following assumptions: expected life of 90 days - 3 years, volatility of 79% - 309%, zero expected dividends and a discount rate of 0.85% to 2.03%. At December 31, 2005, 75,000 of these warrants are outstanding.

         During 2004, the Company granted warrants to purchase 50,000 shares of the Company's common stock under the default provisions of certain notes payable at an exercise price of $0.025. These warrants were valued at $46,500 using the Black-Scholes option pricing model with a 30 day expected life, volatility of 74% - 100%, zero expected dividends and a discount rate of 0.85% - 0.92% and the $46,500 was charged to interest expense. All of these warrants were exercised during 2004.

         During 2005, the Company granted a warrant to purchase 20,000 shares of its common stock for legal services at an exercise price of $0.75. This warrant was valued at $15,000 using the Black-Scholes option pricing model with a six-month expected life, volatility of 73%, zero expected dividends and a discount rate of 2.61% and the $15,000 was charged to administrative expense. This warrant was exercised during 2005.

         A summary of the warrants issued to non-employees for services as of December 31, 2005 and 2004 and changes during the years is presented below:


                                                                       2005                                   2004
                                                         ----------------------------------    -----------------------------------
                                                                                Weighted                              Weighted
                                                                                Average                                Average
                                                           Number of            Exercise         Number of            Exercise
                                                            Warrants             Price            Warrants              Price
                                                         ----------------     -------------    ----------------     --------------

         Balance at beginning of period                       2,150,000    $     0.55               3,055,000    $      0.47
         Granted                                                 20,000    $     0.75               1,395,736    $      0.28
         Exercised                                             (595,000)   $     0.27              (1,470,736)   $      0.34
         Forfeited                                           (1,500,000)   $     0.69                (830,000)   $      0.15
                                                         ----------------                      ----------------
         Balance at end of period                                75,000    $     0.25               2,150,000    $      0.55
                                                         ================                      ================

         Warrants exercisable at end of period                   75,000    $     0.25               2,150,000    $      0.55
                                                         ================                      ================
         Weighted average fair value of warrants                           $     0.002                           $      0.30
           granted during the period

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------


         During 2005, warrants to purchase 1.5 million shares of the Company's common stock expired during the year and are recorded as forfeited in the table above.

         The following table summarizes information about non-employee stock warrants outstanding that were issued for services at December 31, 2005:

                          Warrants Outstanding and Exercisable

                                                   Weighted
                                                    Average         Weighted
                                 Number            Remaining         Average
          Range of           Outstanding at       Contractual       Exercise
       Exercise Price       December 31, 2005         Life            Price
       ----------------     ------------------   ---------------  --------------
        $     0.25                75,000            2.1 Years      $     0.25

         (I) EMPLOYEE STOCK OPTIONS AND WARRANTS

         On June 26, 2000, the Company's Board of Directors adopted the OnScreen Technologies, Inc. 2000 Stock Option Plan (the "Plan"). The Plan provides for the issuance of incentive stock options (ISO's) to any individual who has been employed by the Company for a continuous period of at least six months. The Plan also provides for the issuance of Non Statutory Options (NSO's) to any employee who has been employed by the Company for a continuous period of at least six months, any director, or consultant to the Company. The Company may also issue reload options as defined in the plan. The total number of common shares of common stock authorized and reserved for issuance under the Plan is 600,000 shares. The Board shall determine the exercise price per share in the case of an ISO at the time an option is granted and such price shall be not less than the fair market value or 110% of fair market value in the case of a ten percent or greater stockholder. In the case of an NSO, the exercise price shall not be less than the fair market value of one share of stock on the date the option is granted. Unless otherwise determined by the Board, ISO's and NSO's granted under the Plan have a maximum duration of 10 years.

         On August 25, 2005, the Board of Directors approved the 2005 Equity Incentive Plan ("2005 Plan") for 2,000,000 shares of the Company's common stock. The 2005 Plan provides for the issuance of stock options to attract, retain and motivate employees, to encourage employees, directors and independent contractors to acquire an equity interest in the Company, to make monetary payments to certain employees based upon the value of the Company's stock and provide employees, directors and independent contractors with an incentive to maximize the success of the Company and to further the interest of the shareholders. The 2005 Plan provides for the issuance of Incentive Stock Options and Non Statutory Options. The Administrator of the plan shall determine the exercise price per share at the time an option is granted but the exercise price shall not be less than the fair market value on the date the options is granted. Stock options granted under the 2005 Plan have a maximum duration of 10 years.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         The Company accounts for its stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees"; accordingly, the excess of the fair values of the common stock underlying the options over the exercise prices on the dates of the grants are recorded as a compensation expense.

         During the first quarter of 2004, the Company issued warrants to the CFO and a director each to purchase 100,000 shares of the Company's common stock (200,000 in total). These warrants were valued at $149,000 based on quoted market prices and will be recorded as compensation expense over the service period.

         During 2004, a member of the Board of Directors was granted a five-year warrant to purchase 600,000 shares of common stock with an exercise price of $0.25 for services provided. This warrant was valued at $12,000 based on contemporaneous cash sales during 2004 of common stock and was recorded to compensation expense during 2004.

         During 2004, the CFO was granted a five-year warrant to purchase 500,000 shares of common stock with an exercise price of $0.25 for services provided. This warrant was valued at $10,000 based on contemporaneous cash sales during 2004 of common stock and was recorded to compensation expense during 2004.

         For additional services to be provided, the then President, OnScreen Products Division was granted a five-year warrant to purchase 2,000,000 shares of common stock with an exercise price of $0.25 for services provided. This warrant was valued at $40,000 based on the fair value of common stock of $0.27 based on contemporaneous cash sales during 2004 of common stock and will be recorded to compensation expense through the vesting date of November 1, 2006. During 2005, this employee left the Company and the Company reduced the deferred compensation account by $27,200 for the cancellation of an option that was not fully vested when the employee left the Company.

         During 2005, the Company repriced options to a former employee to purchase 1,050,000 shares of its common stock that previously had exercise prices ranging from $0.25 to $0.35 per share to an exercise price of $0.20 per share. The Company recorded $38,500 of compensation expense and additional paid-in-capital related to this transaction.

         During 2004, the Director of Administration was granted a five-year warrant to purchase 600,000 shares of common stock with an exercise price of $0.25 for services provided. This warrant was valued at $12,000 based on contemporaneous cash sales during 2004 of common stock and was recorded to compensation expense during 2004.

         During 2004, a total of 40,000 of stock options were granted to two employees. The exercise price exceeded the fair value of common stock based on contemporaneous common stock cash sales during 2004; therefore no compensation expense was recorded as there was no intrinsic value.

         During 2005, the Company granted stock options to various employees to purchase 182,500 shares of its common stock after vesting periods that range from immediately to 1 year. The exercise prices range from $0.25 to $1.00 and the fair value of the Company's stock ranged from $0.27 to $0.32 based on contemporaneous cash sales if there were any or the quoted market value of the Company's common stock on the dates of grant. The Company recorded an intrinsic value of $150 related to these stock options.

         During 2005, the Company granted stock options from the 2005 Plan to various employees to purchase 265,000 shares of its common stock vesting periods that range from immediately to two years. The exercise prices are $0.25 and the quoted market value of the Company's common stock ranged from $0.21 to $0.25 on the dates of grant. The intrinsic value of these grants was -0-, therefore no expense was recognized related to these stock options.

         During 2005, a member of the Board of Directors was granted a three-year warrant to purchase 100,000 shares of the Company's common stock with an exercise price of $0.75 for services provided. The exercise price exceeded the fair value of common stock based on contemporaneous common stock cash sales during 2004; therefore no compensation expense was recorded as there was no intrinsic value.

         During 2005, the Chief Executive Officer was granted a five-year warrant to purchase 2,000,000 shares of the Company's common stock with an exercise price of $0.01 for services provided. The Company recorded an intrinsic value of $400,000 related to these stock options as the quoted market value of the Company's common stock of $0.21 on the date of grant exceeded the exercise price of $0.01.

         A summary of the warrants and options issued to employees as of December 31, 2005 and 2004 and changes during the year are presented below:


                                                       2005                                   2004
                                        -----------------------------------     ----------------------------------
                                                               Weighted                              Weighted
                                           Number of            Average            Number of           Average
                                         Warrants and           Exercise         Warrants and          Exercise
                                            Options              Price              Options             Price
                                        ----------------      -------------     ----------------     -------------
Balance at beginning of period               5,810,000     $      0.28               1,885,000    $      0.33
Granted                                      2,547,500            0.12               3,940,000           0.25
Exercised                                      (10,000)           0.30                  (5,000)          0.35
Expired                                       (100,000)           0.25                       -              -
Forfeited                                   (2,135,000)           0.28                 (10,000)          0.35
                                        ----------------                        ----------------
Balance at end of period                     6,112,500     $      0.19               5,810,000    $      0.28
                                        ================                        ================
Warrants and options exercisable at
end of period                                5,961,250     $      0.19               3,805,000    $      0.29
                                        ================   ===========          ================  ===========

         At December 31, 2005, there were 1,735,000 shares available under the 2005 Stock Plan.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         The weighted average fair value of warrants and options granted during the periods are as follows:

                                                          2005             2004
                                                          ----             ----
         Exercise price lower than the market price      $0.21            $0.30
         Exercise price equaled the market price         $0.19              n/a
         Exercise price exceeded the market price        $0.19            $0.36

         The fair value of warrants granted during 2005 was estimated on the dates of the grants using the following approximate assumptions: dividend yield of 0%, expected volatilities of 145% - 205%, risk-free interest rates of 3.72% - 4.46%, and expected lives of 3 months to - 5 years.

         The fair value of warrants granted during 2004 was estimated on the dates of the grants using the following approximate assumptions: dividend yield of 0%, expected volatilities of 166% - 312%, risk-free interest rates of .85% - 3.46%, and expected lives of 2 - 5 years.

         The following table summarizes information about employee stock warrants and options outstanding at December 31, 2005:

                      Warrants and Options Outstanding                            Warrants and Options Exercisable
------------------------------------------------------------------------------    ---------------------------------
                                               Weighted
         Range of           Number              Average            Weighted           Number            Weighted
                        Outstanding at         Remaining           Average         Exercisable          Average
         Exercise        December 31,         Contractual          Exercise        at December          Exercise
          Price              2005                Life               Price            31, 2005            Price
       -------------    ----------------    ----------------     -------------    ---------------     -------------
    $           0.01          2,000,000           4.9 Years   $          0.01          2,000,000   $          0.01
         0.20 - 0.25          3,220,000           2.5 Years              0.23          3,068,750              0.23
         0.35 - 0.50            720,000           0.8 Years              0.39            720,000              0.39
                0.75            162,500           2.5 Years              0.75            162,500              0.75
    $           1.00             10,000           0.1 Years              1.00             10,000              1.00
                        ----------------                                          ---------------
                              6,112,500           3.1 Years   $          0.19          5,961,250   $          0.19
                        ================                                          ===============


         (J) DEFERRED CONSULTING AND COMPENSATION EXPENSE FROM STOCK AND WARRANT ISSUANCES

         During 2004 and 2005, the Company entered into several consulting agreements with various consultants to provide services for the Company. The measurement date was typically the grant date for these agreements since the shares were contractually fully vested and nonforfeitable at the grant date. The Company amortizes the cost of each agreement over the contract term. At December 31, 2005, the Company had amortized all of the deferred consulting expense.

         During 2004 and 2005, the Company issued common stock, preferred stock and warrants to certain employees. The Company amortizes the cost of this equity compensation over the service period of the employee. At December 31, 2005, the Company had $142,674 of deferred equity compensation.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

         During the years ended December 31, 2005 and 2004, the Company recognized $437,241 and $2,062,760, respectively, of deferred consulting and compensation amortization expense.

NOTE 8 RELATED PARTY TRANSACTIONS
---------------------------------

At January 1, 2003, the company had a short-term loan payable from its current President of the OnScreen Products Division totaling $50,000. This loan was paid off in full during March 2004. The Company did not record any interest expense related to this loan.

On April 15, 2004, Orion One, LLC ("Orion") and the Company entered into a ninety day consulting agreement whereby as compensation for the services Orion was granted a warrant to purchase 600,000 shares of the Company's common stock at an exercise price of $0.25 to be exercised within ninety days (warrant was exercised and 600,000 share issued for $150,000). The warrant was recorded as a consulting expense of $402,360 during 2004. On October 11, 2004, Orion and the Company entered into an agreement whereby Orion would provide services to the Company and for these services, the Company would issue 100,000 shares of its common stock which was valued at $27,000. The former President of our OnScreen Products Division is an investor in Orion.

On February 3, 2004, a third party and the Company reached a master settlement and release agreement whereby, in consideration for the exchange of mutual releases and the third party relinquishing any claim to any of the benefits of the OnScreen (including the 11.25% license payments), the Company agreed to pay to this third party $150,000 within five days of receiving the $7.2 million funding in 2004 plus an annually declining percentage of revenue of 5% in 2005 declining to 2% in year 2008 and thereafter from the OnScreen revenues. In the event of a change of control of the Company, the percentage of revenue shall terminate and a single payment transaction fee shall be paid by the Company to this third party ranging from 10% of the OnScreen appraised value up to $100,000,000, 7 1/2% for the appraised value between $100,000,001 and $200,000,000, 5% of the appraised value between $200,000,001 and $300,000,000, and 4% of the appraised value between $300,000,001 and $400,000,000 and 3% for the appraised value between $400,000,001 and $500,000,000 and 2% for any appraised amounts between $500,000,001 and $600,000,000. (See Note 4 - License
1). At the time of this agreement, the former President of the OnScreen Products Division was the manager in this third party company.

February 16, 2005 the inventor of the OnScreen technology, who licensed to the Company the rights of the direct view LED video display technology with angular dimension greater than 30 inches, conveyed through a third party corporation, all of the inventor's right, title and interest of the OnScreen technology to the Company for $200,000 which is included in patent costs on the accompanying Balance Sheet. The Company now owns all patent rights to the OnScreen technology unencumbered subject to the rights of F3 relating to the percentages of revenue from commercialization of the direct view LED video display technology with angular dimension greater than 30 inches. One of the Board of Directors of the Company has an interest in the third party corporation that conveyed these rights to the Company.

On October 4, 2005, the Company paid $50,000 to extend a letter of intent for the sale and purchase of certain intellectual property. This amount is included in patent costs on the accompanying Balance Sheet. One of the Board of Directors of the Company and another officer of the Company both have a controlling interest in the company that is selling the intellectual property. The letter of intent gives the Company the right to acquire the WayCool technology for $800,000 and the issuance of warrants to acquire five percent of the Company's fully diluted equity securities after giving effect to the Company's fund raising efforts. The warrants will have the same pricing and terms issued in connection with our private equity fund raising.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

During late March 2005, the Company signed a $1.5 million unsecured six-month promissory note. The interest rate is 15%, payable monthly. One of the Board of Directors of the Company has an interest in the company that is the note holder. On October 31, 2005, substitute convertible promissory notes totaling $1.5 million were executed with terms similar to the convertible promissory notes the Company had outstanding with $1 million assigned to the adult brother of a related party (who management does not consider to be a related party), $100,000 assigned to a trust controlled by a member of our Board of Directors and $400,000 assigned to unrelated parties.

One of the note holders of the convertible promissory notes is the CFO who has a $100,000 note with the same terms as the other note holders.

During 2005, a sale of $21,000 was made to a customer who the owner is the brother of a director. The brother is not considered a related party for purposes of these financial statements.

NOTE 9 INCOME TAXES
-------------------

The Company recognized losses for both financial and tax reporting purposes during each of the periods in the accompanying statements of operations. Accordingly, no provision for income taxes and/or deferred income taxes payable has been provided for in the accompanying financial statements.

At December 31, 2005, the Company has available net operating loss carry forwards of approximately $16 million. These net operating loss carry forwards expire in various years through the year ending December 31, 2025; however, because the Company has incurred significant operating losses, utilization of the income tax loss carry forwards are not assured. As a result, the non-current deferred income tax asset arising from these net operating loss carry forwards and from other temporary differences are not recorded in the accompanying balance sheets because we established a valuation allowance to fully reserve such assets due to the uncertainty of the Company's realization of this benefit.

After consideration of all the evidence management has determined that a full valuation allowance is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

The Company's tax expense differs from the "expected" tax expense for the periods ended December 31, 2005 and 2004, computed by applying the Federal Corporate tax rate of 34% to loss before taxes, as follows:

                                                                   2005                  2004

                                                              ----------------     ------------------
 Computed "expected" tax benefit                           $     (2,884,000)             (2,687,000)
 State tax benefit, net of federal effect                          (308,000)               (287,000)
 Change in valuation allowance                                    2,399,000               1,523,000
 Intrinsic value of convertible debt                                631,000                        -
 Equity instruments for services                                    162,000               1,451,000
                                                              ----------------     ------------------
                                                           $            -       $              -
                                                              ================     ==================

At December 31, 2005, the tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities are as follows:

                                                                   2005
                                                             -----------------
Deferred tax assets:
Net operating loss carry forwards                           $      6,205,000
Warrants issued to employees                                         224,000
Accrued expenses payable with common stock                           266,000
Impairment of assets                                                 318,000
Other                                                                 25,000
Valuation allowance for deferred tax asset                        (7,038,000)
                                                                           -
Deferred tax liabilities:
Property and equipment depreciation                                  (69,000)
Valuation allowance for deferred tax asset                            69,000
                                                             -----------------
                                                                           -
                                                             -----------------
                                                            $              -
                                                             =================

NOTE 10 OTHER SETTLEMENTS
-------------------------

During 2004, the Company settled several payables owed and recorded a settlement gain of $48,811 during 2004 related to these settlements.

During 2005, the Company reached a settlement with Capitol City Trailers regarding the use of one of its trucks. The settlement resulted in Capitol City Trailers paying $37,500 to the Company over time. At December 31, 2005, the Company had received $16,667, which it has recorded as a settlement gain. Due to the financial condition of Capitol City Trailers, the Company has not recorded a receivable of $12,917 for the remaining amount, but will record it as a settlement gain when it is received.

                           ONSCREEN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004
                           --------------------------

NOTE 11 CONCENTRATIONS
----------------------

During 2005, 43% of revenues were derived from three customers at 19%, 12% and 12%. During 2004, 36% of revenues were derived from two customers at 25% and 11%.

The Company's major products are reliant upon the OnScreen(TM) technology which it has purchased the rights to and it has applied for several patents related to this technology.

At December 31, 2005, the gross accounts receivable totaled $30,006, 89% was due from three customers at 32%, 29% and 28%.

Currently the Company is using one main supplier for its products. To switch to another supplier would take lead time for the new supplier to produce our products.

NOTE 12 SUBSEQUENT EVENTS
-------------------------

On January 30, 2006, the Company entered into a promissory note with a vendor for $375,474.99. The payment terms are $50,000 every two weeks for a total of seven payments and an eighth payment of $25,474.99 on May 12, 2006. There is no interest on this note unless there is a payment default which the default amount would accrue interest at prime rate on the last date of the prior fiscal quarter plus two percent. If equity financing is received, the note is due within five days of receipt of such funding. At December 31, 2005, $62,295 was included in accounts payable for this vendor.

During February 2006, the Company entered into a three-month convertible promissory note and received proceeds of $200,000. The Company has the option to extend these notes for an additional three-month period. The interest rate is 12% per annum. Interest only payments are due monthly until the maturity of this note at which time the principal is due. If the note is paid prior to the maturity date or the extended maturity date, the Company is required to pay the interest for the entire three-month periods. The note holder has the right to convert the note to common stock at the lower of the exercise price of $0.25 per share or the price set for the equity round. At the date of the note, the price for the equity round was not set; therefore the conversion price was $0.25. The holders of the convertible notes have a security interest to the extent of their principal and interest in all assets currently owned by the Company including the patent portfolio.